EXHIBIT 23.3

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 27, 2004 relating to the consolidated financial statements of Biomoda, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
February 3, 2005